EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-129387, 333-129389, 333-129390, 333-146989 and 333-146990) of Oppenheimer Holdings Inc. of our report dated March 2, 2009 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, NY

March 2, 2009